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                                                                   EXHIBIT 23(d)




                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Citizens Bancshares, Inc. of our report dated January 19, 1998, which appears on page S-27 of Mid Am, Inc.'s 1997 Annual Report Supplement to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PricewaterhouseCoopers LLP

Memphis, Tennessee
September 22, 1998